Exhibit 99.1


           SigmaTron International, Inc. Report Financial Results for
                           Third Fiscal Quarter 2004


    ELK GROVE VILLAGE, Ill.--(BUSINESS WIRE)--March 8, 2004--SigmaTron International, Inc. (NASDAQ: SGMA) today reported revenues and earnings for the third quarter of fiscal 2004.
    For the three months ended January 31, 2004, SigmaTron reported net revenues of $23,906,176 compared to net revenues of $27,879,095 for the three month period ended January 31, 2003. Net income and diluted earnings per share for the third quarter of fiscal 2004 decreased to $1,192,840 and $0.33, respectively, compared to a net income of $1,642,946 and dilutive earnings per share of $0.49 for the third quarter of fiscal 2003.
    For the nine months ended January 31, 2004, net revenues decreased to $75,266,852 compared to $77,010,647 for the nine months ended January 31, 2003. Net income was $4,313,074 for the nine months ended January 31, 2004 compared to a net income of $3,396,513 for the nine months ended January 31, 2003, an increase of $916,561 or 27%. Diluted earnings per share for the nine month period ended January 31, 2004 was $1.22 compared to $1.02 for the nine month period ended January 31, 2003.
    Commenting on SigmaTron's third quarter results, Gary R. Fairhead, president and chief executive officer, observed: "We are pleased to report a profitable third quarter for fiscal 2004, with results for the first nine months of the fiscal year remaining up from the same period of the prior fiscal year. Please note that a recent change in accounting standards now requires us to consolidate the income statement and balance sheet of our affiliate, SMT Unlimited L.P., on a line by line basis. This will undoubtedly complicate comparative analysis. This change and its effects will be explained in our 10-Q for the third quarter, which will be released later this week.
    "We did see a reduction in revenue for our third quarter, which resulted in a decline year-to-date as well. This was primarily caused by significantly lower revenue numbers out of our Las Vegas operation, price reductions to several major customers, and the volatile nature of our customer's markets in general. However, all of our major customers are projecting calendar 2004 to be a solid year, and we expect to see sales stabilize.
    "Our third quarter profits were down from the prior fiscal year's third quarter, yet we are ahead year-to-date compared to the prior fiscal year. Pricing pressures from customers, increased insurance costs and regulatory costs such as those imposed by Sarbanes Oxley, which have negatively affected our bottom line. As we have already disclosed, we also have continuing start-up expenses for China as we get ready to start production.
    "During the quarter we had many positive developments. Our Mexico operation continues to perform well, and recently completed the planned consolidation of its operations from two sites into one plant, which we own. We expect the consolidation to further improve Mexico's productivity. Our Elk Grove Village operation had an excellent quarter, compared to prior periods as several new customers and increased business from older customers raised revenues and produced positive operating margins. Our China operation will commence production in the fourth fiscal quarter. Although it will be limited as the operation goes through qualification processes, it should be well positioned to contribute positive operating margins for fiscal 2005.
    "The Las Vegas operation has seen its revenue stream soften, but the gaming market it primarily serves can be volatile. Several new non-gaming customers show some long-term promise to soften the effect of the volatility of the gaming customers. Our affiliate, SMT Unlimited L.P., remains profitable with continuing challenges to attract new business. Finally, SigmaTron has formed a strategic alliance with Wave Zero, a revolutionary shielding company located in Sunnyvale, California. We are hopeful that our relationship with Wave Zero will lead to new customers and revenue for SigmaTron. We have also started discussions with several new customers that like our global footprint and size. We believe that a company our size with operations in the United States, Mexico and China will offer significant value to companies whose EMS requirements are too small for the larger firms in our industry.
    "We appreciate the continued support from everyone involved with SigmaTron."

    Headquartered in Elk Grove Village, IL, SigmaTron International, Inc. is an electronic manufacturing services company that provides components, printed circuit board assemblies and turnkey (completely assembled) electronic products. SigmaTron International, Inc. operates manufacturing facilities in Elk Grove Village, Illinois, Las Vegas, Nevada, and Acuna, Mexico. SigmaTron International, Inc. maintains engineering and materials sourcing offices in Elk Grove Village, Illinois and Taipei, Taiwan. The Company provides engineering support services in Acuna, Mexico and warehousing services in Del Rio, Texas. In addition, SigmaTron International, Inc. has a 42.5% owned affiliate, SMT Unlimited L.P., that provides electronic manufacturing services in Fremont, California. SigmaTron is currently expanding its operations to include a manufacturing facility in China.

    Detailed results follow.

    Note: To the extent any statements in this press release statement may be deemed to be forward looking, such statements should be evaluated in the context of the risks and uncertainties inherent in the Company's business, including the Company's continued dependence on certain significant customers; the continued market acceptance of products and services offered by the Company and its customers; the activities of competitors, some of which may have greater financial or other resources than the Company; the variability of the Company's operating results; the availability and cost of necessary components; the continued availability and sufficiency of the Company's credit arrangements; changes in U.S., Mexican or Chinese regulations affecting the Company's business; the continued stability of the Mexican and Chinese economic, labor and political conditions and the ability of the Company to manage its growth, including expansion into China and securing financing for the operation in China. These and other factors which may affect the Company's future business and results of operations are identified throughout the Annual Report on Form 10-K, and may be detailed from time to time in the Company's filings with the Securities and Exchange Commission. These statements speak as of the date of this Report and the Company undertakes no obligation to update such statements in light of future events or otherwise.


CONDENSED CONSOLIDATED STATEMENTS OF OPERATION
Unaudited

                       Three Months Ended         Nine Months Ended
                    January 31,  January 31,  January 31,  January 31,
                          2004         2003         2004         2003
                   ------------ ------------ ------------ ------------
 Net sales         $23,906,176  $27,879,095  $75,266,852  $77,010,647

 Cost of products
  sold              19,459,181   22,810,115   60,547,366   63,694,707
                   ------------ ------------ ------------ ------------

 Gross profit        4,446,995    5,068,980   14,719,486   13,315,940

 Operating expenses  2,372,841    2,396,446    7,401,512    7,083,586
                   ------------ ------------ ------------ ------------

 Operating income    2,074,154    2,672,534    7,317,974    6,232,354

 Other (income)
  deductions-net        16,458      160,153       69,044      709,695
                   ------------ ------------ ------------ ------------

 Income before income
  tax expense        2,057,696    2,512,381    7,248,930    5,522,659

 Minority interest
  in income (loss)
  of related entity     50,446     (111,905)     178,324       13,862

 Income tax expense    814,410      981,340    2,757,532    2,112,284
                   ------------ ------------ ------------ ------------

 Net  income         1,192,840    1,642,946    4,313,074    3,396,513
                   ============ ============ ============ ============

 Net income (loss) per
  common share -
  assuming
  dilution               $0.33        $0.49        $1.22        $1.02
                   ============ ============ ============ ============

 Weighted average number of
  common equivalent
 shares outstanding
  - assuming
  dilution           3,655,200    3,355,227    3,521,565    3,319,394
                   ============ ============ ============ ============


CONDENSED CONSOLIDATED BALANCE SHEET
Unaudited

                    January 31,   April 30,
                          2004         2003
                   ------------ ------------

 Current assets    $37,768,983  $29,368,558

 Machinery and
  equipment-net     22,700,817   19,096,970

 Other assets        1,230,152    1,352,853
                   ------------ ------------

 Total assets      $61,699,952  $49,818,381
                   ============ ============

 Liabilities and shareholders'
  equity

 Current
  liabilities      $13,132,746  $15,530,773

 Long-term
  obligations        8,171,287    7,759,888

 Minority interest
  in affiliate         396,886      218,560

 Stockholders'
  equity            39,999,033   26,309,160
                   ------------ ------------

 Total liabilities
  and stockholders'
  equity           $61,699,952  $49,818,381
                   ============ ============



    CONTACT: SigmaTron International, Inc.
             Linda K. Blake, 800-700-9095